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                                                                   EXHIBIT 10.23

                             ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Agreement") is made as of May 7, 1999 (the "Effective Date"), by and between IDT Corporation, a Delaware corporation with its principal place of business at 190 Main Street, Hackensack, New Jersey 07601 ("Assignor"), and Net2Phone, Inc., a Delaware corporation with its principal place of business at 171 Main Street, Hackensack, New Jersey 07601 ("Assignee") (hereinafter referred to collectively as the "Parties" and individually as a "Party").

                                    RECITALS

     WHEREAS, Assignor has heretofore irrevocably transferred and assigned to Assignee all of its rights, title and interest, on a worldwide basis, including, without limitation, all intellectual property rights and moral rights, in and to certain proprietary products, patent applications and proprietary information set forth herein (excluding any trademark rights) as part of its initial and original capital contribution in Assignee, and the Parties wish to memorialize such transfer and assignment in this Agreement;

     WHEREAS, Assignor desires and agrees to irrevocably assign to Assignee as of the Effective Date all of its rights, title and interest, on a worldwide basis, including, without limitation, all intellectual property rights and moral rights, in and to certain proprietary products, patent applications and proprietary information, as set forth herein, that otherwise have not been transferred and assigned to Assignee prior to the Effective Date, as well as certain trademark rights as set forth herein;

     WHEREAS, except for any ownership interest already held by Assignee, Assignor is the sole owner of all rights, title and interest, including, without limitation, all intellectual property rights, in and to such proprietary products, patents, trademarks, proprietary information and proprietary business information; and, with respect to the trademarks, Assignee is a successor to a portion of the business of the Assignor to which these trademarks pertain;

     WHEREAS, Assignor has agreed to irrevocably assign to Assignee all of its rights, title and interest on a worldwide basis, including, without limitation, all intellectual property rights and moral rights, in and to certain non-proprietary products set forth herein to the full extent that Assignor has a license for such rights and subject to and contingent upon Assignor having the right and necessary consents to assign such license;

     WHEREAS, Assignor is a licensee of certain rights in and to such non-proprietary products;

     WHEREAS, Assignor has agreed to license to Assignee certain rights in and to certain proprietary business information relating to the business operations of Assignee and the combined business operations of Assignor and Assignee; and

     WHEREAS, to enable Assignor to continue its current use of certain proprietary products, Assignee is willing to grant to Assignor a license back to certain rights in such proprietary products as set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


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                                   AGREEMENT

1.   DEFINITIONS

For the purposes of this Agreement, the following terms will have the meanings ascribed to them as follows:

     1.1 "Assigned Property" means the Proprietary Products, Proprietary Information, Third Party Products, Trademarks and Patents.

     1.2  "Patents" means the patent applications set forth in Exhibit C.

     1.3  "Price" means a one-time payment of one dollar (US$1).

     1.4 "Proprietary Business Information" means any confidential or proprietary information, know-how, or trade secret described or comprised in or relating to the general business operations of Assignee, excluding Proprietary Information (but including, without limitation, access to the carrier minutes report manager, call costing and payments settlement system and similar databases to the extent related to and appropriate for the operation of Assignee's business), that exists as of the Effective Date or that is subsequently provided by Assignor to Assignee at its sole discretion, and that is not in the public domain or regularly disclosed by Assignor to third parties without confidentiality restrictions.

     1.5 "Proprietary Information" means any confidential or proprietary information, know-how, or trade secret described or comprised in or relating to the Assigned Property that is not in the public domain or regularly disclosed by Assignee to third parties without confidentiality restrictions.

     1.6 "Proprietary Products" means the products set forth in Exhibit A, including, without limitation, all user manuals, reference manuals and other documentation and materials relating thereto; and any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions or previous versions thereof.

     1.7 "Trademarks" means the product marks and logos set forth in Exhibit D and all rights and goodwill associated therewith.

     1.8 "Third Party Products" means a mutually agreed upon subset of products selected by the Parties from among the products set forth in Exhibit B (and such additional similar products as the Parties may mutually agree), including, without limitation, any software and firmware relating thereto; all user manuals, reference manuals and other documentation and materials relating thereto; and any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions or previous versions thereof provided by the third-party licensor of such products to Assignor.

2.  ASSIGNMENT

Assignor hereby irrevocably assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee the following rights (collectively, the "Rights"):

     2.1  Proprietary Products.  Subject to the terms and conditions of this
          --------------------
          Agreement, Assignor hereby irrevocably assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant


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          and transfer to Assignee, its successors and assigns all of its rights, title and interest of every kind and character throughout the world in and to the Proprietary Products to the full extent of its ownership or interest therein; including, without limitation, all federal, state, foreign, statutory and common law and other rights in patents, copyrights, moral rights, trademarks, trade secrets, know-how, design rights and all other intellectual property and proprietary rights therein; all domestic and foreign intellectual property applications and registrations therefor (and all divisions, continuations, continuations-in-part, reexaminations, substitutions, reissues, extensions, and renewals of such applications and registrations, and the right to apply for any of the foregoing); all goodwill associated therewith; all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past, present or future infringement, misappropriation or violation of rights related to the foregoing); and any and all other rights and interests arising out of, in connection with or in relation to the Proprietary Products. Upon Assignee's reasonable request, Assignor will promptly take such actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Assignee in and to the Proprietary Products.

     2.2  Proprietary Information.  Subject to the terms and conditions of this
          -----------------------
          Agreement, Assignor hereby irrevocably assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all of its rights, title and interest of every kind and character throughout the world, including moral rights, in and to the Proprietary Information to the full extent of its ownership or interest therein; including, without limitation, all intellectual property and proprietary rights therein, all goodwill associated therewith, all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past, present or future infringement, misappropriation or violation of rights related to the foregoing), and any and all other rights and interests arising out of, in connection with or in relation to the Proprietary Information.

     2.3  Third Party Products.  Subject to the terms and conditions of this
          --------------------
          Agreement, and subject to and contingent upon Assignor obtaining any necessary and applicable third party consents, Assignor hereby irrevocably assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all rights, title and interest of every kind and character throughout the world, including moral rights, in and to the Third Party Products and any license agreements related thereto to the full extent of Assignor's rights or interest therein (if any). Upon Assignee's request, Assignor will promptly take such actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Assignee in and to the Third Party Products and any license agreements related thereto.

     2.4  Patents.  Subject to the terms and conditions of this Agreement,
          -------
          Assignor hereby irrevocably assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all of its rights, title and interest of every kind and character throughout the world, including moral rights, in and to the Patents to the full extent of its ownership or interest therein; including, without limitation, all domestic and foreign patent applications and registrations therefor (and all patents that issue therefrom and all divisions, continuations, continuations-in-part, reexaminations, substitutions, reissues, extensions, and renewals of such applications, registrations and patents, and the right to apply for any of the foregoing); all goodwill associated therewith; all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past, present or future infringement,


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          misappropriation or violation of rights related to the foregoing); and
          any and all other rights and interests arising out of, in connection with or in relation to the Patents. Upon Assignee's request, Assignor will promptly take such actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Assignee in and to the Patents.

     2.5  Trademarks.  Subject to the terms and conditions of this Agreement,
          ----------
          Assignor hereby irrevocably assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all of its rights, title and interest of every kind and character throughout the world, including moral rights, in and to the Trademarks to the full extent of its ownership or interest therein; including, without limitation, all federal, state, foreign, statutory and common law and other rights; all domestic and foreign trademark applications and registrations therefor (and all extensions and renewals of such applications and registrations, and the right to apply for any of the foregoing); all goodwill associated therewith symbolized by the Trademarks and the portion of the business of the Assignor to which the Trademarks pertain; all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past, present or future infringement, misappropriation or violation of rights related to the foregoing); and any and all other rights and interests arising out of, in connection with or in relation to the Trademarks. The Parties agree to have executed and file the confirmatory assignment with respect to the Trademarks attached hereto as Exhibit F. Upon Assignee's request, Assignor will promptly take such other actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Assignee in and to the Trademarks.

     2.6  Further Assurances For Third Party Products.  Assignor and Assignee
          -------------------------------------------
          will use their respective reasonable best efforts to obtain any consent, approval or amendment required to novate and/or assign the Third Party Products; provided, however, that, except for filing and
                                --------  -------
          other administrative charges, Assignee shall not be obligated to pay any consideration therefor to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that Assignee and Assignor are unable to obtain any such required consent, approval or amendment, or if any attempted assignment would be ineffective or would adversely affect the rights of Assignor with respect to any Third Party Product so that Assignee would not in fact receive all the rights with respect to such Third Party Product, Assignor and Assignee will cooperate (to the extent permitted by law or the terms of any applicable agreement) in a mutually agreeable arrangement under which Assignee would, to the extent possible and permissible under any applicable agreement, obtain the benefits and assume the obligations with respect to such Third Party Product, in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Assignee, or under which Assignor would enforce for the benefit of Assignee, with Assignee assuming Assignor's obligations, any and all rights of Assignor against a third party thereto. Assignor shall, without further consideration therefor, pay and remit to Assignee promptly all monies, rights and other considerations received in respect to Assignee's performance of such obligations and Assignee shall remit to Assignor (or pay directly) all amounts due with respect to such Third Party Products to such third parties. If and when any such consent shall be obtained or such Third Party Product shall otherwise become assignable or able to be novated, Assignor shall promptly assign and novate all of its rights and obligations thereunder to Assignee without payment of further consideration and Assignee shall, without the payment of any further consideration therefor, assume such rights and obligations and Assignor shall be relieved of any and all liability hereunder.


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3.  LICENSE

        3.1 Subject to the terms and conditions of this Agreement, Assignor hereby grants and agrees to grant to Assignee a worldwide, royalty-free, fully paid up, perpetual, irrevocable, nonexclusive, transferable right and license (with the right to sublicense) to copy and use Proprietary Business Information for the purposes of conducting Assignee's business; provided, however, Assignee takes such steps as are reasonably necessary to protect Assignor's rights in the Proprietary Business Information, including by providing the same protection that Assignor affords to Proprietary Business Information and by treating Proprietary Business Information as confidential information, if appropriate.

        3.2 Subject to the terms and conditions of this Agreement, Assignee hereby grants and agrees to grant to Assignor a worldwide, royalty-free, fully paid up, perpetual, irrevocable, non-exclusive license to use the products identified in Exhibit E only for internal use by and for Assignor. Assignor will not assign, sublicense, resell, rent, distribute or provide service-bureau timesharing or related services with respect to the products identified in Exhibit E or the license granted in this Section 3.2 .

4.   PAYMENT

        As payment for the assignment of Rights and the license granted pursuant to Sections 2 and 3, Assignee will pay to Assignor the Price, the receipt and full satisfaction of which is hereby acknowledged by the Parties.

5.   REPRESENTATIONS AND WARRANTIES

UNLESS EXPLICITLY STATED OTHERWISE IN THIS AGREEMENT, THE ASSIGNED PROPERTY, PRODUCTS IN EXHIBIT E, AND PROPRIETARY BUSINESS INFORMATION ARE PROVIDED "AS IS" AND THE PARTIES HEREBY DISCLAIM ALL WARRANTIES OF ANY KIND WITH RESPECT TO ANY OF THE ASSIGNED PROPERTY, PRODUCTS IN EXHIBIT E OR PROPRIETARY BUSINESS INFORMATION, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.   LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, OR DAMAGES FOR ANY LOSS OF PROFITS, REVENUE OR BUSINESS, EVEN IF SUCH PARTY IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. The Parties acknowledge that the limitation of liability in this Section 6 and the allocation of risk that it implements is an essential element of the bargain agreed to by the Parties, without which the Parties would not have entered into this Agreement.

7.   GENERAL

        7.1 This Agreement, and all disputes, claims or controversies arising under or relating to this Agreement or the breach, termination or validity hereof, or any transaction contemplated hereby shall be governed by and settled in accordance with the procedures terms and conditions set forth in the applicable dispute resolution provisions of the Separation Agreement to be signed between the Parties in May or June of 1999.


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        7.2  If either Party commences any action or proceeding against the other Party to enforce this Agreement or any of such Party's rights hereunder, the prevailing Party will be entitled to its reasonable expenses related to such action or proceeding, including reasonable attorneys' and expert fees.

        7.3 No delay, failure or waiver by either Party to exercise any right or remedy under this Agreement, and no partial or single exercise, will operate to limit, preclude, cancel, waive or otherwise affect such right or remedy, nor will any single or partial exercise limit, preclude, impair or waive any further exercise of such right or remedy or the exercise of any other right or remedy.

        7.4 If any provision of this Agreement is determined to be invalid or unenforceable, the validity or enforceability of the other provisions or of this Agreement as a whole will not be affected; and, in such event, such provision will be changed and interpreted so as best to accomplish the objectives of such provision within the limits of applicable law or applicable court decision.

        7.5 Except as provided in Section 7.1, this Agreement, including any exhibit(s) hereto which are incorporated herein by this reference, serves to document formally the entire understanding between the Parties relating to the subject matter hereof, and supersedes and replaces any prior or contemporaneous agreements, negotiations or understandings (whether oral or written), relating generally to the same subject matter. No amendment or modification of any provision of this Agreement will be effective unless in writing and signed by a duly authorized signatory of the Party against which enforcement of the amendment or modification is sought.


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          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

IDT CORPORATION                               NET2PHONE, INC.

----------------------------------            ----------------------------------

By:  /s/ Steve Brown                          By:  /s/ Ilan Slasky
    ------------------------------                ------------------------------
Name (Print):  Steve Brown                    Name (Print):  Ilan Slansky
              --------------------                          --------------------
Title:  Chief Financial Officer               Title:  Chief Financial Officer
       ---------------------------                   ---------------------------